SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549






                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: June 30, 2002
                        (Date of earliest event reported)



                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

               (Exact Name of Registrant as specified in charter)



     Delaware                          000-26749                  11-2581812
   State or other                     Commission               (I.R.S. Employer
  Jurisdiction of                    File Number)               Identification
         Incorporation)                                            Number)


              26 Harbor Park Drive, Port Washington, New York 11050
               (Address of principal executive offices) (Zip Code)

        Registrant's Telephone Number, including area code (516) 626-0007

Item 5.  Other Events

     On July 17, 2002 National Medical Health Card Systems, Inc. (the "Company") issued a press release announcing that the Company has retired the entire $11.6 million principal amount of its 12% convertible notes previously due January 23, 2003.

     The notes were issued on January 22, 2002, and the proceeds were used to finance part of the purchase price of Centrus, a PBM the Company acquired on January 29, 2002. As of June 30, 2002, after retiring the notes, the Company's total debt outstanding was approximately $14.5 million, drawn on its revolving credit facility. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.


   Exhibits

   99.    Press Release dated July 9, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  July 17, 2002


                                              By: /s/ David Gershen
                                                      David Gershen
                                                      Chief Financial Officer

                                    EXHIBITS


   Exhibit
   Number         Description of Exhibit

     99          Press Release issued by Company on July 17, 2002

                                                                      EXHIBIT 99

<
Company Contact           Investor Relations Contacts        Media Contact
David Gershen             Karen Pisciotta / John Nesbett     Chenoa Taitt
Chief Financial Officer   Lippert/Heilshorn & Associates     Lippert/Heilshorn & Associates
NMHC                      212-838-3777                       212-838-3777
800-251-3883              kpisciotta@lhai.com or             ctaitt@lhai.com
dgershen@nmhc.com         jnesbett@lhai.com                 -------------------                ---------------
-----------------         -----------------

For Immediate Release

                      National Medical Health Card Systems
                            Retires Convertible Notes


     PORT WASHINGTON, N.Y. - July 17, 2002 - National Medical Health Card Systems, Inc. (Nasdaq: NMHC), a national independent pharmacy benefit manager
(PBM) doing business as NMHCRX, today announced that the Company has retired the entire $11.6 million principal amount of its 12% convertible notes previously due in January 23, 2003.

     The notes were issued on January 22, 2002, and the proceeds were used to finance part of the purchase price of Centrus, a PBM the Company acquired on January 29, 2002. NMHC's total debt outstanding at the time of the acquisition was $40 million. As of June 30, 2002, after retiring the notes, the Company's total debt outstanding was approximately $14.5 million, drawn on its revolving credit facility.

     "Our ability to retire this debt in just five months is a testament to our increased cash flow, achieved through a combination of organic growth and the synergies we are beginning to realize with the Centrus acquisition," stated James J. Bigl, CEO and President of NMHC. "Retiring these notes is a clear sign of the success of NMHC's acquisition strategy. We look forward to completing more of these transactions as opportunities present themselves. With three successful acquisitions in the last 25 months, we are confident that the investment community will come to value management's ability to grow the business both operationally and financially and provide additional capital to continue our acquisition strategy."

     About NMHC National Medical Health Card Systems, Inc. (NMHC) operates NMHCRX, a pharmacy benefit manager (PBM) providing services to corporations, unions, health maintenance organizations, third party administrators, and local governments. Through its clinical programs, value-added offerings, and advanced information technology systems, NMHCRX provides high-quality, cost-effective management of pharmacy benefit programs.

     Forward-Looking  Statements

     This press release contains forward-looking statements which involve known and unknown risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used herein, the words "may", "could", "estimate", "believes", "anticipates", "thinks", "intends", "will be", "expects" and similar expressions identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For a discussion of such risks and uncertainties, including but not limited to risks relating to demand, pricing, government regulation, acquisitions and affiliations, the market for PBM services, competition and other factors, readers are urged to carefully review and consider various disclosures made by NMHC in the Company's Annual Report on Form 10K for the fiscal year ended June 30, 2001 and other Securities and Exchange Commission filings.